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                                                                    EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                FISCAL YEAR
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                                   2001
                                                               -------------
COMPUTATION OF BASIC EARNINGS PER SHARE:
  Weighted average shares outstanding.......................      5,950,000
                                                                ===========
  Net (loss)................................................    $(2,270,813)
                                                                ===========
  Basic (loss) per share....................................    $     (0.38)
                                                                ===========
COMPUTATION OF DILUTED EARNINGS PER SHARE:
  Weighted average shares outstanding.......................      5,950,000
  Dilutive impact of stock options, as determined by the
     application of the treasury stock method...............             --
                                                                -----------
  Weighted average shares and common stock equivalents......      5,950,000
                                                                ===========
  Net (loss)................................................    $(2,270,813)
                                                                ===========
  Diluted (loss) per share..................................    $     (0.38)
                                                                ===========